Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of LaGrange Marketplace, LLC, owner of the LaGrange Marketplace Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, acquired from a related party on July 25, 2014.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 gives effect to the acquired acquisition of the Property as if it occurred on March 31, 2014. The Wheeler REIT column as of March 31, 2014 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on May 15, 2014 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the three months ended March 31, 2014 and the year ended December 31, 2013 give effect to the Company’s acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the three months ended March 31, 2014 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2013 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 21, 2014. The Property column includes the full period’s operating activity for the Property, as the Property was be acquired subsequent to March 31, 2014 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition transaction closed during the third quarter of 2014, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the three months ended September 30, 2014, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 21, 2014 as part of its Form 10-K for the year ended December 31, 2013 and on May 15, 2014 as part of its Form 10-Q for the three months ended March 31, 2014.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2014

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$101,254,487	$3,049,000	$104,303,487
Cash and cash equivalents	2,136,330	(813,830)	1,322,500
Tenant and other receivables	1,869,008	—	1,869,008
Deferred costs, reserves, intangibles and other assets	19,828,594	694,000	20,522,594

Total Assets	$125,088,419	$2,929,170	$128,017,589

LIABILITIES:
Mortgages and other indebtedness	$96,477,256	$2,486,000	$98,963,256
Below market lease intangibles	2,645,626	(49,000)	2,596,626
Accounts payable, accrued expenses and other liabilities	2,608,844	—	2,608,844

Total Liabilities	101,731,726	2,437,000	104,168,726

Commitments and contingencies	—	—	—

EQUITY:
Series A preferred stock	1,458,050	—	1,458,050
Common stock	72,162	—	72,162
Additional paid-in capital	28,563,214	—	28,563,214
Accumulated deficit	(13,255,297)	—	(13,255,297)
Noncontrolling interest	6,518,564	492,170	7,010,734

Total Equity	23,356,693	—	23,848,863

Total Liabilities and Equity	$125,088,419	$2,929,170	$128,017,589

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2014

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$2,948,810	$87,163	$(2,544	)(1)	$3,033,429
Tenant reimbursements and other income	715,342	21,286	—		736,628

Total Revenues	3,664,152	108,449	(2,544)		3,770,057

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	923,182	25,360	—		948,542
Depreciation and amortization	1,785,602	—	65,320	(2)	1,850,922
Corporate general & administrative and other	832,318	3,416	—		835,734

Total Operating Expenses and Certain Operating Expenses of the Acquired	3,541,102	28,776	65,320		3,635,198

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	123,050	79,673	(67,864)		134,859
Interest expense	(1,368,938)	—	(31,075	)(3)	(1,400,013)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(1,245,888)	$79,673	$(98,939)		$(1,265,154)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2013

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$7,158,549	$335,410	$(10,017	)(1)	$7,483,942
Tenant reimbursements and other income	1,548,943	104,891	—		1,653,834

Total Revenues	8,707,492	440,301	(10,017)		9,137,776

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	1,713,957	113,495	—		1,827,452
Depreciation and amortization	3,466,957	—	289,664	(2)	3,756,621
Provision for credit losses	106,828	—	—		106,828
Corporate general & administrative	5,297,166	20,645	—		5,317,811

Total Operating Expenses and Certain Operating Expenses of the Acquired	10,584,908	134,140	289,664		11,008,712

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(1,877,416)	306,161	(299,681)		(1,870,936)
Interest expense	(2,497,810)	—	(124,300	)(3)	(2,622,110)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(4,375,226)	$306,161	$(423,981)		$(4,493,046)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of March 31, 2014 included in the Company’s Form 10-Q for the three months ended March 31, 2014.

B.	Represents the estimated pro forma effect of the Company’s $3.7 million acquisition of the Property, assuming it occurred on March 31, 2014. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the three months ended March 31, 2014.

B.	Amounts reflect the historical operations of the Property for the three months ended March 31, 2014, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(1)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents interest expense on mortgage debt to be assumed as part of the acquisition which matures in February 2020 and accrues interest at a rate of 5.00% per annum.

D.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2013.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2013, unless otherwise noted.